SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Manager of Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES OFFICER PROMOTIONS

HOUSTON, December 16, 2009 – Swift Energy Company (NYSE: SFY) announced today that its Board of Directors has promoted three individuals to officer positions with the Company.

Randy A. Bailey was promoted to the newly created position of Vice President of Production. Mr. Bailey joined Swift Energy Company in 2008 as Director of Production Operations. He has over thirty years of production operations experience gained through employment and consulting assignments at a number of domestic exploration and production companies. Mr. Bailey holds a Bachelor of Science degree in Geological Engineering from Michigan Technological University.

Steven L. Tomberlin has been promoted to the newly created position of Vice President of Engineering. Mr. Tomberlin also joined Swift in 2008 in the role of Director of Reservoir Management and Technology. He has over twenty-eight years of reservoir and production engineering management experience primarily gained through employment at major oil and gas companies. Mr. Tomberlin earned a Bachelor of Science degree in Chemical Engineering from Louisiana State University.

Barry S. Turcotte was promoted to the position of Vice President of Accounting and Controller, and will serve as Swift Energy’s chief accounting officer under SEC guidelines. Mr. Turcotte joined Swift in 2001 and was promoted to his current position of Assistant Controller in 2005. He currently has over seventeen years of experience in the accounting profession, both in public accounting firm practice and in the energy industry. Mr. Turcotte is a Certified Public Accountant and holds both a Bachelor of Business Administration in Accounting and a Masters of Business Administration, both from the University of Houston.

Mr. Turcotte replaces David W. Wesson as the Controller of the Company. Mr. Wesson, who has served as Controller since 2001, is leaving Swift Energy to pursue other interests and has agreed to remain an employee of the Company until early 2010 to assist in the transition of his position.

Terry E. Swift, Chairman and Chief Executive Officer of Swift, said, "We are pleased to have Randy, Steve and Barry expand their roles as part of the management team.  They are highly skilled individuals who have a passion for excellence.  We also want to thank David for his years of dedicated service and wish him well in his future endeavors."

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SWIFT/2

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves onshore in Louisiana and Texas and in the inland waters of Louisiana.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves,  availability of labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

16825 NORTHCHASE DRIVE, SUITE 400, HOUSTON TX 77060
WWW.SWIFTENERGY.COM